Investor Contact:	Mark Haden
Bunge Limited
914-684-3398
mark.haden@bunge.com

Media Contact:	Bunge News Bureau
Bunge Limited
917-373-6465
news@bunge.com

Bunge Names Gregory A. Heckman Acting Chief Executive Officer

Company Updates Outlook for Full-Year 2018

WHITE PLAINS, N.Y., January 22, 2019 – Bunge Limited (NYSE: BG), a leader in agriculture, food and ingredients, today announced that Board member Gregory A. Heckman, a seasoned agribusiness executive, has been appointed Acting Chief Executive Officer, effective immediately. He replaces Soren Schroder, who previously announced his intention to step down.

The Company also provided an update on its full-year 2018 financial results. On a preliminary basis, Bunge now expects full-year 2018 total segment adjusted EBIT to be below the previously disclosed $1.045 billion low end of the outlook range. Net debt at year end 2018 was approximately $5 billion, reduced from approximately $7 billion at the end of the third quarter 2018.

For the full year 2018, Bunge estimates an adjusted EBIT shortfall of approximately $90-$100 million in the Agribusiness segment and a shortfall of approximately $60-$70 million in the Sugar and Bioenergy segment, compared to the low end of the previously disclosed ranges.

The Agribusiness shortfall was largely due to the reduction in value of the Company’s Brazilian soybean ownership as factors related to China trade and demand caused Brazilian prices to converge with U.S. prices. The Sugar and Bioenergy shortfall was primarily due to lower Brazilian ethanol prices, and a weather-related reduction in yields as a poor crop year came to a close.

Commenting on Mr. Heckman’s appointment, Bunge’s Non-Executive Board Chair, Kathleen Hyle said, “Greg has been a valuable addition to our Board and Strategic Review Committee and we are pleased to appoint him as our Acting CEO. Our Committee has benefited from his counsel and expertise. With Greg in this role, we have a greater opportunity to leverage his perspective, deep industry knowledge and leadership experience, as we take action to improve our results and sharpen our operational focus and execution.”

Mr. Heckman, 56, joined the Bunge Board in 2018. He has over 30 years of experience in the agriculture, energy and food processing industries, having served as CEO of The Gavilon Group and in senior executive roles at ConAgra Foods.

“I look forward to further collaboration with Kathi, the Board and our management team, focusing on ways to improve performance and create shareholder value,” Mr. Heckman said. “Bunge is a great company, and our strong foundation and global leadership scale in Agribusiness and Food & Ingredients positions us well for future growth. As a team, we will build on the forward momentum of our Strategic Review, which is focused on our portfolio, key business drivers and opportunities to enhance shareholder value.”

Bunge’s CEO search committee continues its work and will seek to conclude the search as soon as practicable, while ensuring that the process is thorough and deliberate.

Additionally, as part of Bunge’s ongoing Board refreshment process, the Company announced that L. Patrick Lupo, Ernest Bachrach and Enrique Boilini, three of its longest-serving Board members, will not stand for re-election at the Company’s 2019 Annual General Meeting of Shareholders. Each will remain on the Board until his current term expires, in May 2019.

“On behalf of the Board and the Company, I want to thank Soren for his leadership of Bunge during this period, and to thank Pat, Ernest and Enrique for their many years of dedicated service as directors,” added Ms. Hyle.

This release includes information about Bunge’s preliminary 2018 results. Actual results could differ materially from the preliminary results included in this release. Bunge will report fourth quarter and full-year 2018 results before market open on Thursday,  February 21, 2019. Conference call details will be provided at a later date. Bunge’s Annual Report on Form 10-K will include Bunge’s audited financial statements.

About Gregory A. Heckman

Mr. Heckman is founding partner of Flatwater Partners, a private investment firm. Previously, Mr. Heckman was CEO of The Gavilon Group, LLC, prior to the sale of its agriculture business to Marubeni Corp. and its energy business to NGL Energy Partners. He led the formation of Gavilon, the successor to ConAgra Trade Group, and oversaw the spinoff of ConAgra Trade Group from ConAgra Foods after a 24-year career at ConAgra Foods. Mr. Heckman holds a Bachelor of Science in agriculture economics and marketing from the University of Illinois at Urbana-Champaign.

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About Bunge Limited

Bunge Limited (www.bunge.com, NYSE: BG) is a leading global agribusiness and food company operating in over 40 countries with approximately 32,000 employees.  Bunge buys, sells, stores and transports oilseeds and grains to serve customers worldwide; processes oilseeds to make protein meal for animal feed and edible oil products for commercial customers and consumers; produces sugar and ethanol from sugarcane; mills wheat, corn and rice to make ingredients used by food companies; and sells fertilizer in South America.  Founded in 1818, the company is headquartered in White Plains, New York.

Website Information

We routinely post important information for investors on our website, www.bunge.com, in the “Investors” section. We may use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

To supplement its reporting of financial measures determined in accordance with GAAP, Bunge utilizes certain non-GAAP financial measures in this press release, including estimated total adjusted EBIT for 2018 and estimated adjusted EBIT for the Agribusiness and Sugar and Bioenergy segments.   These measures are not calculated or presented in accordance with GAAP, and should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.  Management believes this information is useful to investors as a measure of the performance of the company and its segments.  This information is provided only on a non-GAAP basis without a reconciliation to net income, the mostly directly comparable GAAP measure, due to the inability at this time to quantify certain amounts that are necessary for such reconciliation, including tax, foreign exchange and depreciation and amortization expense, as well as the allocation of certain key items that would impact the performance of the Agribusiness and Sugar and Bioenergy segments.  The Company is unable at this time to quantify the probable significance of the unavailable information, which could have a significant impact on the Company’s full-year consolidated 2018 GAAP financial results.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements about our expected 2018 financial results, outlook for 2019, expected executive management changes and the Board’s strategic review of our business operations. These forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “should,” “could,” “expect,” “anticipate,” “believe,” “plan,” “intend,” “estimate,” “continue” and similar expressions. These forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could cause actual results to differ from these forward-looking statements:   the completion of our audit procedures for the 2018 fiscal year, the outcome and effects of the Board’s strategic review, our ability to attract and retain executive management and key personnel, industry conditions, including fluctuations in supply, demand and prices for agricultural commodities and other raw materials and products used in our business; fluctuations in energy and freight costs and competitive developments in our industries; the effects of weather conditions and the outbreak of crop and animal disease on our business; global and regional agricultural, economic, financial and commodities market, political, social and health conditions; the outcome of pending regulatory and legal proceedings; our ability to complete, integrate and benefit from acquisitions, dispositions, joint ventures and strategic alliances; our ability to achieve the efficiencies, savings and other benefits anticipated from our cost reduction, margin improvement and other business optimization initiatives; changes in government policies, laws and regulations affecting our business, including agricultural and trade policies, tax regulations and biofuels legislation; and other factors affecting our business generally. The forward-looking statements included in this release are made only as of the date of this release, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

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